DUNE ENERGY, INC. AMENDS CREDIT FACILITY

HOUSTON, TEXAS - September 28, 2006 - Dune Energy, Inc. (AMEX: DNE) ("Dune"), announced today that it has entered into an amended credit agreement which provides for a commitment of up to $50 million, consisting of an initial commitment of $30.2 million, of which $16.5 million was drawn by Dune on September 27, 2006.

Alan Gaines, Dune's Chairman and CEO stated "this facility enables Dune to aggressively develop our Barnett Shale and south Louisiana Bayou Couba properties, and to fund the purchase of additional properties within our core areas of operations. This is an important step in the evolution of Dune into a substantial, focused operating company."

Dune is a rapidly growing oil and gas exploration and production company with operations presently concentrated along the Louisiana/Texas Gulf Coast as well as the Fort Worth Basin Barnett Shale. Additional information is available at http://www.duneenergy.com.

FORWARD-LOOKING STATEMENTS: This document includes forward-looking statements. Forward-looking statements include, but are not limited to, statements concerning estimates of expected drilling and development wells and associated costs, statements relating to estimates of, and increases in, production, cash flows and values, statements relating to the continued advancement of Dune Energy, Inc.'s projects and other statements which are not historical facts. When used in this document, the words such as "could," "plan," "estimate," "expect," "intend," "may," "potential," "should," and similar expressions are forward-looking statements. Although Dune Energy, Inc. believes that its expectations reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. Important factors that could cause actual results to differ from these forward-looking statements include the potential that the Company's projects will experience technological and mechanical problems, geological conditions in the reservoir may not result in commercial levels of oil and gas production, changes in product prices and other risks disclosed in Dune's Annual report on Form 10-KSB filed with the U.S. Securities and Exchange Commission.